EXHIBIT 4.4

PRELIMINARY SUBSCRIPTION AGREEMENT

INTERNATIONAL MONETARY SYSTEMS, LTD.
ATTENTION: DON MARDAK
16901 WEST GLENDALE DRIVE
NEW BERLIN, WISCONSIN 53151

Ladies and Gentlemen:

I hereby subscribe to purchase the number of Units consisting of one share of preferred stock and ten 3-year cash exercise warrants at an exercise price of $30.00 per share (the “ Units ”) of International Monetary Systems, Ltd., a Wisconsin corporation (the “Company”), indicated below.

I have received a copy of the Company’s prospectus, dated  _________. I understand that my purchase of the Company’s Units, and warrants and preferred stock included in each Unit, involves significant risk, as described under “Risk Factors” in the prospectus. I also understand that no federal or state agency has made any finding or determination regarding the fairness of the Company’s offering of the Units, the accuracy or adequacy of the prospectus, or any recommendation or endorsement concerning an investment in the Units.

I am not sending the purchase price for the Units I wish to buy at this time. After I receive the prospectus supplement announcing the results of the Company’s rights offering to its stockholders, if I still wish to purchase Units, I will send the Company an acknowledgment of subscription and a check in the amount of $        multiplied by the number of Units I wish to buy. My check will be made payable to “Registrar and Transfer Company as agent for International Monetary Systems, Ltd.”

WHEN THE COMPANY RECEIVES MY ACKNOWLEDGMENT OF SUBSCRIPTION AND MY CHECK, THIS SUBSCRIPTION AGREEMENT WILL BECOME FINAL AND BINDING AND WILL BE IRREVOCABLE UNTIL THE OFFERING IS CLOSED.

NUMBER OF UNITS

TOTAL SUBSCRIPTION PRICE
 (AT $30.00 PER UNIT):                       *

PLEASE PRINT OR TYPE EXACT NAME(S) IN WHICH UNDERSIGNED DESIRES UNITS TO BE REGISTERED:

*	DO NOT SEND THE PURCHASE PRICE FOR YOUR SHARES AT THIS TIME.

SUBSTITUTE W-9

Under the penalty of perjury, I certify that: (1) the Social Security number or Taxpayer Identification Number given below is correct; and (2) I am not subject to backup withholding.

INSTRUCTION: YOU MUST CROSS OUT (2) ABOVE IF YOU HAVE BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN.

DATE                                                                                     SIGNATURES

 ________________________________                                                                                  ___________________________________

________________________________                                                                                   ___________________________________
 AREA CODE AND TELEPHONE NO.

PLEASE INDICATE FORM OF OWNERSHIP YOU DESIRE FOR THE UNITS (INDIVIDUAL, JOINT TENANTS WITH RIGHT OF SURVIVORSHIP, TENANTS IN COMMON, TRUST, CORPORATION, PARTNERSHIP, CUSTODIAN, ETC.):

 SOCIAL SECURITY OR FEDERAL TAXPAYER IDENTIFICATION NO.

TO BE COMPLETED BY THE COMPANY:

Accepted as of                     , 2010, as to                           Units.

INTERNATIONAL MONETARY SYSTEM, LTD.
By:
Name:
Title:

*
When signing as attorney, trustee, administrator, or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. In case of joint tenants, each joint owner must sign.